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                                                                    EXHIBIT 23.2


                         CONSENT OF ALSTON & BIRD LLP

     We hereby consent to the references to the firm and the use of our opinion letter, dated November 13, 1997 and addressed to Premiere Technologies, Inc. and Xpedite Systems, Inc., in the Prospectus and Proxy Statement constituting part of the Registration Statement on Form S-4 relating to the proposed merger of Premiere Technologies, Inc. and Xpedite Systems, Inc.


/s/ ALSTON & BIRD LLP

Atlanta, Georgia
December 2, 1997